UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2018

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 6, 2018, Intermolecular, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except expressly set forth by specific reference in such filing.

ITEM 8.01.        OTHER EVENTS

On November 2, 2018, the Company’s Board of Directors (the “Board”) approved a stock repurchase program (the “Share Repurchase Program”) that authorizes, but does not obligate, the Company to repurchase up to $10 million of its common stock. Under the Share Repurchase Program, the Company may repurchase its common stock through open market or privately negotiated transactions. The timing and amount of repurchase transactions will be based on the Company’s evaluation of market conditions, share price, legal requirements and other factors. The Company expects to fund repurchases under the Share Repurchase Program with its existing cash and cash generated from operations. The Share Repurchase Program does not have an expiration date and does not obligate the Company to purchase any shares. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Board any time.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished and not filed:

99.1 Press Release dated November 6, 2018, entitled “Intermolecular Reports Third Quarter and Nine Month 2018 Financial Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: November 6, 2018	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer